UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SECOND SIGHT MEDICAL PRODUCTS, INC

(Exact name of registrant as specified in its charter)

CALIFORNIA	02-0692322
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

12744 San Fernando Road, Suite 400 Sylmar, California 91342	91342
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Warrant	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-215463 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

Second Sight Medical Products, Inc. (the “Registrant”) hereby incorporates by reference the description of the warrants to be registered hereunder contained under the heading “Description of Securities- Warrants Included in Units Issuable in the Rights Offering” in the Registrant’s prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended, on February 13, 2017 (the “Prospectus”), in connection with the Registration Statement on Form S-1 (File No. 333-215463), as originally filed with the Commission on January 9, 2017, as subsequently amended. The warrants will expire on March 14, 2022.

The Registrant further incorporates by reference the description of the tax consequences of the warrants found under the heading “Material U.S. Federal Income Tax Consequences” in the Prospectus.

Item 2. Exhibits.

See Index to Exhibits.

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SECOND SIGHT MEDICAL PRODUCTS, INC.

Date: March 24, 2017	By:	/s/ Thomas B. Miller
Thomas B. Miller Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1	Warrant Agreement (Incorporated by reference from Exhibit 4.4 of the Registrant’s Current Report on Form S-1/A filed with the Securities and Exchange Commission on January 26, 2017.)

2	Form of Warrant Certificate (Included as an exhibit to the Warrant Agreement, filed as Exhibit 4.4 of the Registrant’s Current Report on Form S-1/A filed with the Securities and Exchange Commission on January 26, 2017.)